Exhibit 10.1
Second Amendment to Amended and Restated Revolving Credit Agreement
     This Second Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of October 2, 2006, by and among World Acceptance Corporation, a South Carolina corporation (the “Borrower”), the Banks party hereto, and Harris N.A. as Agent for the Banks (the “Agent”).
Preliminary Statements
     A.       The Borrower, the Banks, JPMorgan Chase Bank as Co-Agent, and the Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of July 20, 2005, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
     B.       The Borrower has requested that the Required Banks consent to the Borrowers incurring up to $110,000,000 in additional Subordinated Debt, and make certain other amendments to the Credit Agreement, and the Required Banks are willing to do so under the terms and conditions set forth in this Amendment.
     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.       Consent to Issuance of Senior Subordinated Convertible Notes as Subordinated Debt.
     The Borrower has advised the Banks that the Borrower intends to issue five year unsecured senior subordinated convertible notes in an aggregate principal amount of up to $110,000,000 (the “Senior Subordinated Convertible Notes”) on terms described in that certain Offering Memorandum dated October 3, 2006, a true and complete copy of which has heretofore been delivered by the Borrower to the Banks (the “Senior Subordinated Convertible Notes Offering Memorandum”), the proceeds of which will be used to buy back capital stock of the Borrower, enter into the convertible bond hedge and warrant transactions described in the Senior Subordinated Convertible Notes Offering Memorandum, prepay certain indebtedness outstanding under the Credit Agreement, and for other general corporate purposes. In order to qualify as “Subordinated Debt” under the Credit Agreement, the Senior Subordinated Convertible Notes must, among other things, be subject to subordination provisions approved in writing by the Required Banks. The Senior Subordinated Convertible Notes Offering Memorandum section titled “Description of Notes—Subordination of the Notes” contains the subordination provisions relevant to the Senior Subordinated Convertible Notes. The Borrower hereby requests that the Required Banks consent to the issuance of the Senior Subordinated Convertible Notes, approve the subordination provisions related thereto as set forth in the “Description of Notes—Subordination of the Notes” section of the Senior Subordinated Convertible Notes Offering Memorandum, and approve the Senior Subordinated Convertible

Notes as Subordinated Debt. Subject to the satisfaction of the conditions precedent to this Amendment set forth in Section 3 below, the Required Banks hereby consent to the issuance of the Senior Subordinated Convertible Notes, approve the subordination provisions related thereto as set forth in the “Description of Notes—Subordination of the Notes” section of the Senior Subordinated Convertible Notes Offering Memorandum, agree that the Senior Subordinated Convertible Notes shall constitute Subordinated Debt for purposes of the Credit Agreement, and acknowledge that the Senior Subordinated Convertible Notes and the Senior Subordinated Convertible Notes Indenture (as described in the Senior Subordinated Convertible Notes Offering Memorandum to be issued or otherwise entered into in connection with the initial closing thereof, but specifically not giving effect to any amendments or modifications permitted to be made therein after the initial closing) do not violate, and shall be deemed permitted by, the second sentence of Section 8.16 of the Credit Agreement.
Section 2.       Amendments.
     Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:
     2.1.       Section 5.1 of the Credit Agreement (Definitions) shall be amended by (a) amending and restating the definition of “Subordinated Debt” and (b) adding new definitions of “Senior Subordinated Convertible Notes,” “Senior Subordinated Convertible Notes Indenture,” and “Senior Subordinated Convertible Notes Offering Memorandum” in appropriate alphabetical order to read as follows:
“Senior Subordinated Convertible Notes” means those certain unsecured Senior Subordinated Convertible Notes in the aggregate principal amount of up to $110,000,000 maturing October 1, 2011, issued pursuant to the Senior Subordinated Convertible Notes Indenture.
“Senior Subordinated Convertible Notes Indenture” means the Indenture to be entered into by the Borrower pursuant to, and on terms and conditions substantially the same as are described in, the Senior Subordinated Convertible Notes Offering Memorandum, as the same may be amended or modified in accordance with the terms thereof and of this Agreement.
“Senior Subordinated Convertible Notes Offering Memorandum” means the Offering Memorandum of the Borrower dated October 3, 2006, relating to the issuance of the Senior Subordinated Convertible Notes and delivered to the Banks pursuant to the terms of the Second Amendment to Amended and Restated Credit Agreement dated as of October 2, 2006, by and among the Borrower, the Lenders, and the Agent.

“Subordinated Debt” means (a) the Senior Subordinated Convertible Notes or any Indebtedness issued to refinance or otherwise replace the Senior Subordinated Convertible Notes with a maturity no earlier than the final scheduled maturity of the Senior Subordinated Convertible Notes and issued on terms and conditions (including subordination terms) no more favorable to the holders thereof than the terms and conditions applicable to the holders of the Senior Subordinated Convertible Notes (except that the interest rate relating to any such replacement or refinancing Indebtedness may be at the then market rate at the time of issuance) and (b) all other unsecured Indebtedness for Borrowed Money of the Borrower which (i) pursuant to its term matures on a date later than the Termination Date and (ii) contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit B hereto or such other provisions as are approved in writing by the Required Banks.
     2.2.       Section 8.7 of the Credit Agreement (Consolidated Net Worth) shall be amended and restated in its entirety to read as follows:
     Section 8.7.       Consolidated Net Worth. The Borrower will at all times keep and maintain Consolidated Net Worth at an amount not less than the Minimum Net Worth. For purposes of this Section, “Minimum Net Worth” (a) for the fiscal quarter of the Borrower ending March 31, 2006, shall be $135,000,000 and (b) for each fiscal quarter thereafter shall be the sum of the Minimum Net Worth for the immediately preceding fiscal quarter plus 50% of Consolidated Net Income for such fiscal quarter (but without deduction in the case of any deficit in Consolidated Net Income for such fiscal quarter).
     2.3.       Section 8.8(a) of the Credit Agreement (Fixed Charge Coverage Ratio) shall be amended and restated in its entirety to read as follows:
     (a)       Fixed Charge Coverage Ratio. The Borrower will at the end of each fiscal quarter have a ratio of Net Income Available for Fixed Charges to Fixed Charges for each period of four consecutive fiscal quarters then ending at not less than 2.0 to 1.0.
     2.4.       Section 8.10 of the Credit Agreement (Limitations on Indebtedness) shall be amended and restated in its entirety to read as follows:
     Section 8.10. Limitations on Indebtedness. The Borrower will not at any time permit:

     (a)       The aggregate unpaid principal amount of Senior Debt, on a consolidated basis, to exceed 375% of the sum of (i) Consolidated Adjusted Net Worth and (ii) the aggregate unpaid principal amount of Subordinated Debt;
     (b)       The aggregate unpaid principal amount of Subordinated Debt to exceed 150% of Consolidated Adjusted Net Worth.
     2.5.       Section 8.12 of the Credit Agreement (Dividends, Stock Purchases) shall be amended and restated in its entirety to read as follows:
     Section 8.12. Subordinated Debt. (a) The Obligations shall at all times constitute “Senior Debt” or “Senior Indebtedness” (or words of like import) under any indenture, instrument, or agreement relating to any Subordinated Debt (including, without limitation, the Senior Subordinated Convertible Notes). In addition, the Obligations shall at all times constitute “Designated Senior Indebtedness” (or words of like import) under the Senior Subordinated Convertible Notes Indenture (or any indenture, agreement, or instrument entered into in connection with any permitted refinancing or replacement thereof), and the Agent shall be designated in the Senior Subordinated Convertible Notes Indenture (or any indenture, agreement, or instrument entered into in connection with any permitted refinancing or replacement thereof) as being permitted to give payment blockage notice(s) thereunder on behalf of the Banks.
     (b) Except as otherwise specified below, the Borrower shall not (i) amend or modify any of the terms or conditions relating to Subordinated Debt, (ii) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, (iii) make any cash payments in connection with any conversion of any such Subordinated Debt, or (iv) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations. Notwithstanding the foregoing, (x) with prior written notice to the Agent and the Banks, the Borrower may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates _herefore or to any other amendment or modifications of any Subordinated Debt not adverse to the Banks (other than amendments or modifications of the relevant subordination provisions thereof which requires the affirmative consent of the Required Banks), and (y) with ten (10) days prior written notice to the Agent and the Banks delivered together with a duly executed compliance certificate (in the form required pursuant to Section 8.20(f) hereof) completed on a pro forma basis evidencing compliance with the financial covenants referred to therein on a pro forma basis based on the most recent financial information delivered to the Agent, the Borrower may voluntarily prepay, redeem, or repurchase all or any part of outstanding Subordinated Debt if at the time of any such payment and after giving effect thereto no Default or Event of Default exists. In the event any “fundamental change” (as defined in the Senior Subordinated Convertible Notes Indenture or any indenture, instrument, or agreement entered into in connection with any Subordinated Debt that constitutes a permitted refinancing or replacement thereof) occurs or any other event occurs or condition exists which requires the Borrower to prepay, redeem, or repurchase all or any part of outstanding Subordinated Debt prior to its originally scheduled maturity and/or pay cash in connection with any conversion of any Senior Subordinated Convertible Notes (or any Subordinated Debt that constitutes a permitted refinancing or replacement thereof), the Borrower shall provided written notice of such “fundamental change,” event, or condition to the Agent and the Banks at the time it gives (or is required to give) notice thereof to the holders of the relevant Subordinated Debt (or in the case of a conversion, promptly after receipt of a notice of conversion) and, so long as no Default or Event of Default exists at the time of any such payment or would arise after giving effect thereto, the Borrower shall also be permitted hereby to make such payment (it being understood and agreed that if prior to making any such payment or after giving effect thereto a Default or Event of Default exists or would arise, then the “fundamental change,” event, or condition giving rise to such required payment shall constitute an Event of Default for all purposes of this Agreement).
     2.6.       Section 8.18(f) of the Credit Agreement (Investments) shall be amended and restated in its entirety and a new subsection (g) shall be added immediately thereafter, to read as follows:
     (f)       Investments by the Borrower in option agreements or other convertible bond hedging arrangements entered into substantially concurrently with the issuance of the Senior Subordinated Convertible Notes (and on terms previously disclosed in writing by the Borrower to the Banks) and maintained solely for purposes of hedging the Borrower’s obligation to issue common stock to the holders of the Senior Subordinated Convertible Notes in connection with any exercise of their conversion rights pursuant to the terms of the Senior Subordinated Convertible Note Indenture; or

     (g)       other Investments (in addition to those permitted in clauses (a) through (f) above), including for purposes hereof Investments in all Unrestricted Subsidiaries, provided that (i) the aggregate amount of Investments in all Unrestricted Subsidiaries organized outside of the United States of America shall not at any time exceed 3% of Consolidated Adjusted Net Worth and (ii) the aggregate amount of all such other Investments (including Investments in Unrestricted Subsidiaries) shall not at any time exceed 10% of Consolidated Adjusted Net Worth.
     2.7.       Section 9.1(h) of the Credit Agreement (Events of Default) shall be amended and restated in its entirety to read as follows:
     (h)       Default by the Borrower or any Subsidiary of any of its obligations under any interest rate, currency, commodity, or equity option or hedging agreement (including any option or convertible bond hedging agreement entered into in connection with the issuance of the Senior Subordinated Convertible Notes); or
Section 3.       Conditions Precedent.
     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
     3.1.       The Borrower and the Required Banks shall have executed and delivered this Amendment.
     3.2.       The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Agent their consent to this Amendment in the form set forth below.
     3.3.       The Borrower shall have delivered to the Agent and the Banks a true and correct copy of the Senior Subordinated Convertible Note Offering Memorandum.
     3.4.       The Borrower shall have delivered to the Agent and the Banks a copy of the favorable written opinion of the Borrower’s special tax counsel or certified public accountants as to the ability of the Borrower to account for the convertible bond hedging arrangement described in Section 8.18(f) of the Credit Agreement, as amended hereby, on a tax-adjusted basis.
     3.5.       Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

Section 4.       Representations.
     In order to induce the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Agent and the Banks that as of the date hereof, after giving effect to the amendments set forth in Section 2 above, (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Amendment.
Section 5.       Miscellaneous.
     5.1.       Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
     5.2.       The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement as amended hereby entitled to all of the benefits and privileges set forth therein.
     5.3.       The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent.
     5.4.       This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois (without regard to principles of conflicts of laws).
[Signature Page to Follow]

     This Second Amendment to Amended and Restated Revolving Credit Agreement is entered into as of the date and year first above written.

World Acceptance Corporation
By:	/s/ A. A. McLean, III
	Name:	A. Alexander McLean, III
	Title:	Chief Executive Officer

     Accepted and agreed to.

Harris N.A.
By	/s/ Michael S. Cameli
	Name	Michael S. Cameli
	Title	Director

JPMorgan Chase Bank, N.A.
By	/s/ Michael Tolentino
	Name	Michael M. Tolentino
	Title	Vice President

LaSalle Bank National Association
By	/s/ David H. Sherer
	Name	David H. Sherer
	Title	Senior Vice President

Capital One, N.A.
By	/s/ George Robins
	Name	George Robins
	Title	Vice President

Wells Fargo Financial Preferred Capital, Inc.
By	/s/ William M. Laird
	Name	William M. Laird
	Title	Senior Vice President

Carolina First Bank
By	/s/ Kevin M. Short
	Name	Kevin M. Short
	Title	Senior Vice President

Acknowledgement and Consent
     Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Agent and the Banks the Subsidiary Guaranty and the Subsidiary Security Agreement. Each of the undersigned hereby acknowledges and consents to the Second Amendment to Amended and Restated Revolving Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment. Each of the undersigned acknowledges that the Agent and the Banks are relying on the foregoing in entering into the Amendment.
     Dated as of October 2, 2006.
World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Corporation of Georgia
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Corporation of South Carolina
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Corporation of Kentucky
WFC Services, Inc., a South Carolina corporation
World Finance Corporation of Colorado

By	/s/ A.A. McLean, III
A. Alexander McLean, III
Its Chief Executive Officer

WFC Limited Partnership
By	WFC of South Carolina, Inc., as sole general partner

By	/s/ A.A. McLean, III
A. Alexander McLean, III
Its Chief Executive Officer

World Finance Corporation of Texas
By	/s/ C. F. Gardner, Jr.
Charles F. Gardner, Jr.
Its President

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